EXHIBIT 10.1

DEBT REPAYMENT AGREEMENT

THIS DEBT REPAYMENT AGREEMENT (“Agreement”) is made and entered as of December 10, 2014 (“Effective Date”), by and among Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation, with its principal place of business at 25242 Arctic Ocean Dr., Lake Forest, CA 92630 (“Quantum”), Advanced Green Innovations, LLC (“AGI”), a Nevada limited liability company, and ZHRO Solutions, LLC (“ZHRO”), a Nevada limited liability company, with their principal place of business at 7030 W. Oakland Street, Suite 103, Chandler, AZ 85226. AGI and ZHRO are collectively referred to herein as the “AGI Parties”. Quantum, AGI and ZHRO are sometimes individually referred to herein as “Party” and collectively referred to as “Parties.”
RECITALS:

WHEREAS, the AGI Parties collectively owe Quantum the sum of $2,193,123.99, exclusive of interest, for engineering and development services performed by Quantum for the AGI Parties and for certain software licensing rights granted by Quantum to ZHRO and its affiliates including AGI prior to the Effective Date (the “Aggregate AGI Indebtedness”) which work for such Aggregate AGI Indebtedness has been billed by Quantum to AGI pursuant to those certain invoices specified in Schedule 1 of this Agreement;

WHEREAS, the Aggregate AGI Indebtedness was incurred pursuant to that certain Master Development Agreement, dated April 24, 2013, as amended and restated on October 15, 2013, that certain Professional Services Consulting Agreement, dated December 17, 2012, that certain Professional Services Consulting Agreement, dated July 1, 2014, and all Statements of Work and purchase orders issued by AGI and/or ZHRO to Quantum, prior to the execution of this Agreement (collectively the “AGI Agreements”);

WHEREAS, Advanced Green Technologies, LLC (“AGT”) owns 100% of the voting membership units of AGI and AGI owns 100% of the voting units in ZHRO;

WHEREAS, the AGI Parties have requested that Quantum provide them with payment terms that would allow them to repay the Aggregate AGI Indebtedness over a specified period and to waive the interest its entitled to receive under the AGI Agreements;

WHEREAS, to induce Quantum to provide the requested repayment terms and to waive the interest its entitled to receive under the AGI Agreements, AGT has agreed to provide Quantum with a limited nonrecourse guaranty of the AGI Parties’ payment of the Aggregate AGI Indebtedness;

EXHIBIT 10.1

WHEREAS, to secure the AGI Parties’ and AGT’s performance under this Agreement and to further induce Quantum to enter into this Agreement, AGI and AGT have agreed to give Quantum a pledge of all of their interests in East Camelback, LLC (“East Camelback”), a Delaware limited liability company; and

WHEREAS, Quantum is willing to provide payment terms to the AGI Parties for the Aggregate AGI Indebtedness on the terms set forth in this Agreement.

EXHIBIT 10.1

AGREEMENT:

1.Acknowledgment of the Aggregate AGI Indebtedness. The AGI Parties hereby acknowledge and agree that: (i) the AGI Indebtedness is valid and the amount of the Aggregate AGI Indebtedness is due and owing to Quantum without any rights of setoff, (ii) neither of the AGI Parties have provided Quantum with a written notice that any deliverable delivered by Quantum under the AGI Agreements is defective or nonconforming, and (iii) Quantum has completed to the satisfaction of the AGI Parties all of the engineering and development services it was required to perform and delivered all of the deliverables it was required to deliver in connection with the performance of the services that gave rise to the Aggregate AGI Indebtedness. Notwithstanding the foregoing, Quantum acknowledges and agrees that the AGI Parties are not waiving any rights or claims that they may have against Quantum under the AGI Agreements with respect to (i) any deliverables not yet delivered by Quantum or (ii) any claims for indemnification that it may have under the AGI Agreements.

2.	Repayment of the Aggregate AGI Indebtedness.
A.The AGI Parties, jointly and severally, agree to repay the Aggregate AGI Indebtedness, together with interest thereon at a rate of 5% per annum, to Quantum in accordance with the repayment schedule set forth on Schedule 1 attached hereto (the “Repayment Schedule”), which is incorporated herein by reference. All payments shall be due and payable in full on the due date set forth in the Repayment Schedule in immediately available funds by wire transfer to an account designated by Quantum.

B.The Aggregate AGI Indebtedness shall automatically and immediately become due and payable in full without notice or demand and the interest accruing thereon shall be adjusted to 18% per annum upon the occurrence of any of the following events (each, an “Event of Default”):
i.The AGI Parties fail to timely make any payment due under this Agreement and such amount remains unpaid for five (5) days following the payment due date; provided that the five (5) cure period shall only apply up to three times in any twelve month period; or
ii.The occurrence of a “Default” under the Pledge Agreement (defined below).
3.AGT Limited Nonrecourse Guaranty.     AGT represents and warrants to Quantum that as an affiliate of the AGI Parties and that it has an interest in the success of the AGI Parties. Accordingly, it acknowledges and agree that it will derive a substantially benefit from Quantum’s execution of this Agreement and the AGI Parties’ receipt of payment terms and Quantum’s waiver of interest as set forth in this Agreement. Accordingly, to induce Quantum to enter this Agreement,

EXHIBIT 10.1

AGT hereby absolutely and unconditionally guarantees to Quantum, on a non-recourse basis, the AGI Parties’ full and prompt payment of the Aggregate AGI Indebtedness (the “AGT Guaranty”). AGT acknowledges and agrees that this AGT Guaranty is an irrevocable, unconditional and absolute guaranty of payment and not of collection, and may be enforced by Quantum solely with respect to the Pledge referenced in Section 4 below without Quantum being obligated to first demand payment or take any steps to collect other then as set forth in this Agreement all or part of the Aggregate AGI Indebtedness from either or both of the AGI Parties. AGT further acknowledges and agrees that Quantum’s rights to enforce this guaranty shall in no way be affected or impaired by any of the following (all of which AGT freely consents without further notice): (a) any amendment, alteration, extension, renewal, waiver, indulgence or other modification of this Agreement, the Pledge Agreement or the Aggregate AGI Indebtedness; (b) any subordination of payments of the Aggregate AGI Indebtedness to any other debt or claim; (c) any substitution, exchange, release or other disposition of all or any part of the Aggregate AGI Indebtedness; (d) any failure, delay, neglect, act or omission by Quantum to act in connection with its rights under this Agreement or the Pledge Agreement; (e) the filing by or against one or more of the AGI Parties or AGT of bankruptcy, insolvency, reorganization or other debtor's relief pursuant to the present or future provisions of the Bankruptcy Code or any other state or federal statute or by the decision of any court; (f) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any of the AGI Parties or AGT; or (g) any change in the ownership of any of the membership interests, capital stock or other equity interests of any of the AGI Parties or AGT. Notwithstanding anything contained in this Section 3 to the contrary, Quantum acknowledges and agrees that AGT’s obligations under the AGT Guaranty are non-recourse to AGT and that Quantum’s sole recourse against AGT is limited to the interests in East Camelback pledged by AGT to Quantum under Section 4 below. Quantum shall not initiate any proceedings against AGT to collect any amounts due under the AGI Indebtedness except to the extent necessary to foreclose on the interests of AGI in East Camelback set forth in Section 4 below.

4.Pledge of Interests in East Camelback, LLC. As a material inducement to Quantum’s execution and delivery of this Agreement and to secure their respective obligations to Quantum under this Agreement, AGI and AGT hereby grant to Quantum a continuing pledge of all of their interests in East Camelback pursuant to the terms of a Pledge Agreement in the form attached hereto as Exhibit “A” (the “Pledge Agreement”), including, without limitation, all of their respective rights to participate in the management of the business and affairs of East Camelback or otherwise control East Camelback, receive distributions, and all of their other rights as a member of East Camelback, whether arising by law or pursuant to the terms of East Camelback’s Operating Agreement. Concurrent with the Parties execution of this Agreement, AGI and AGT shall deliver to Quantum a fully executed copy of the Pledge Agreement together with a written consent signed by all of the members East Camelback pursuant to which, among other things, all of the members of East Camelback shall consent to AGI’s and AGT’s pledge of all of their interests in East Camelback

EXHIBIT 10.1

to Quantum and, upon the occurrence of certain events described in the Pledge Agreement, Quantum’s admission as a full member of East Camelback

5.Release of Deliverables. Quantum acknowledges and agrees that to the extent that any deliverables by Quantum of software, components, or other products (collectively, the “Deliverables”) are contingent upon its receipt of a payment from the AGI Parties, Quantum will promptly release such items upon its receipt of such payment from the AGI Parties. Included on the Debt Repayment Schedule is a description of Deliverables, if any, that Quantum will release upon its receipt of the designated payment.

6.	General Provisions.
A.    Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by email or telefacsimile, at its addresses set forth below:

If to Quantum:    Quantum Fuel Systems Technologies Worldwide, Inc.
25242 Arctic Ocean Drive Lake Forest, CA 92630
Attn: Brad Timon, Chief Financial Officer FAX: (949) 399-4567
Email: btimon@qtww.com

If to AGI Parties:    Advanced Green Innovations, LLC
7030 Oakland Street, Suite 103 Chandler, AZ 85226
Attn: John Madrigal, COO FAX: (602) 513-7499
Email: john.madrigal@agigreentech.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

B.    This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles. The parties agree to and

EXHIBIT 10.1

consent to the exclusive jurisdiction and venue of the courts in Orange County, California. Each Party irrevocably waives, in connection with any such action or proceeding, any objection, (including without limitation, any objection to venue or based on the grounds of forum non conveniens), which it may now or hereafter have to the bringing of any such action or proceedings in such jurisdiction. In the event of a dispute, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and court costs, including those expenses related to appellate review

C.    This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the Parties; provided, however, that neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the other party’s prior written consent, which consent may be granted or withheld in its sole discretion. Any attempted assignment in violation of this provision shall be void.

D.    In the event of a breach of this Agreement by the AGI Parties, Quantum shall be entitled to recover from the AGI Parties all of its reasonable costs and expenses incurred in connection with or arising from the AGI’s Parties breach.

E.    Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
F.    This Agreement may only be amended by the writing agreement of the Parties. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement.

G.    This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

H.    All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any portion of the Aggregate AGI Indebtedness remains outstanding. The obligations of the AGI Parties to indemnify Quantum with respect to the expenses, damages, losses, costs and liabilities described in Section 4.D. shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Quantum or the AGI Parties have run.

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I.    Time is of the essence for the performance of all obligations set forth in this Agreement.

J.    Failure to insist upon strict compliance shall not be deemed a waiver of any right, and waiver of a right under any Section contained herein shall not constitute a waiver of any other right or waiver of default under such Section or any other Section.

K.    The Parties acknowledge and agree that nothing contained in this Agreement shall be construed to modify any term or condition of the AGI Agreements except with respect to the repayment terms of the AGI Indebtedness.

[Signatures on following page]

EXHIBIT 10.1

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Quantum Fuel Systems Technologies Worldwide, Inc.	Advanced Green Innovations, LLC
By:/s/ W. Brian Olson	By:/s/ Kenneth Losch
Its: CEO	Its: Manager
ZHRO Solutions, LLC
By:/s/ W. Brian Olson	By:/s/ Kenneth Losch
Its: CEO	Its: Manager
“AGT”
AGT is executing this Agreement solely for the purpose of binding itself to the provisions of Sections 3, 4 and 6 of the Debt Repayment Agreement.
Advanced Green Technologies, LLC
By:/s/ Kenneth Losch
Its: Manager

EXHIBIT 10.1

SCHEDULE 1

DEBT REPAYMENT SCHEDULE

Invoice Details
Invoice	Bill Date	Total	Deliverable Remaining
13497	08/30/2013	12,699.00	None
13959	03/06/2014	50,000.00	None
14061	04/24/2014	74,000.00	None
14209	06/20/2014	7,900.00	None
14238	07/03/2014	110,058.00	Software release: Sprint 9 of ECM (source code provided)
14286	07/30/2014	209,000.00	None
14390	09/15/2014	7,031.92	None
14389	09/15/2014	21,351.24	None
14391	09/15/2014	50,949.00	None
14457	10/02/2014	600,000.00	None
14392	09/15/2014	63,598.83	Qty (1) Intensifier still owing
14474	10/03/2014	386,536.00	Qty (1)fuel pod still owing
14475	10/03/2014	600,000.00	Final Task deliverable under Component Develop.Agreement
Total Billed		$ 2,193,123.99

EXHIBIT 10.1

Payment Schedule
Payment Date	Beginning Balance	Payments	5.0%	Ending Balance	Deliverable to be released in connection with scheduled payments
11/30/2014	2,193,123.99	0	0	2,193,123.99
12/25/2014	2,193,123.99	(300,000.00)	7,510.70	1,900,634.69
01/31/2015	1,900,634.69	(200,000.00)	9,633.35	1,710,268.04
02/28/2015	1,710,268.04	(200,000.00)	6,559.93	1,516,827.97
03/31/2015	1,516,827.97	(250,000.00)	6,441.32	1,273,269.29	Invoices 14474 & 14392- Qty (1) X4 Pod (incl. 1 intensifier)
04/30/2015	1,273,269.29	(250,000.00)	5,232.61	1,028,501.90
05/31/2015	1,028,501.90	(250,000.00)	4,367.61	782,869.51	Invoice #14475 Final tasks and test results under Master Development Agreement; Invoice #14238 Software release: Sprint 9 of ECM (source code provided)
06/30/2015	782,869.51	(250,000.00)	3,217.27	536,086.78
07/31/2015	536,086.78	(250,000.00)	2,276.53	288,363.31
08/31/2015	288,363.31	(250,000.00)	1,224.56	39,587.87
09/30/2015	39,587.87	(39,750.56)	162.69	0.00
10/31/2015	0.00		0	0.00
11/30/2015	0.00		0	0.00
TOTAL	2,193,123.99	(2,239,750.56)	46,626.57	0.00